Exhibit 99.1

Wolfspeed Reports Financial Results for the First Quarter of Fiscal Year 2023

Year-over-year Quarterly Revenue Growth of 54 Percent; Design-Ins Totaling $3.5 Billion

DURHAM, N.C. October 26, 2022 -- Wolfspeed, Inc. (NYSE: WOLF) today announced its results for the first quarter of fiscal 2023.
Quarterly Financial Highlights (all comparisons are to the first quarter of fiscal 2022, unless otherwise noted)
•Revenue of $241.3 million, compared to $156.6 million
•GAAP gross margin of 33.1%, compared to 31.5%
•Non-GAAP gross margin of 35.6%, compared to 33.5%
•GAAP net loss of $26.2 million, or $0.21 per diluted share, compared to $70.1 million, or $0.60 per diluted share
•Non-GAAP net loss of $4.9 million, or $0.04 per diluted share, compared to $23.8 million, or $0.21 per diluted share
•Quarterly design-ins of $3.5 billion

"There is tremendous momentum for Wolfspeed across a growing number of mid and high-powered applications, as evidenced by $3.5 billion of design-ins for the quarter, six times what it was in the prior year period, and an opportunity pipeline that now exceeds $40 billion," said Wolfspeed Chief Executive Officer, Gregg Lowe. "Our near term revenue guidance is impacted solely by manufacturing and supply challenges in our current footprint, as our near term demand continues to grow and the long term demand continues to strengthen. As we enter this period of accelerated growth, we need to manage the near-term puts and takes as we position ourselves to take advantage of what we believe to be a multi-decade opportunity. The EV opportunity and the growing adoption of Silicon Carbide in the automotive and broader industrial markets creates powerful tailwinds for our next-gen solutions, giving us confidence in our strategy as we prepare to invest further in the business. As it relates to further investment, during the quarter, we announced the construction of the world's largest Silicon Carbide materials factory in Siler City, North Carolina, underpinning our plans for increasing power device production at Mohawk Valley, where the ramp continues to progress well and we plan to tool out the rest of the fab. We have made these investments with one goal in mind, to quickly capitalize on trends and solidify our leading position as a pure-play, vertically-integrated Silicon Carbide company."

Business Outlook:

For its second quarter of fiscal 2023, Wolfspeed targets revenue in a range of $215 million to $235 million. GAAP net loss is targeted at $83 million to $93 million, or $0.67 to $0.75 per diluted share. Non-GAAP net loss is targeted to be in a range of $10 million to $20 million, or $0.08 to $0.16 per diluted share. Targeted non-GAAP net loss excludes $73 million of estimated expenses, net of tax, related to stock-based compensation expense, amortization or impairment of acquisition-related intangibles, factory start-up and underutilization costs, amortization of debt issuance costs, loss on Wafer Supply Agreement and project, transformation and transaction costs.

Quarterly Conference Call:

Wolfspeed will host a conference call at 5:00 p.m. Eastern time today to review the highlights of its first quarter results and the fiscal second quarter 2023 business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Wolfspeed's website at investor.wolfspeed.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Wolfspeed's website at investor.wolfspeed.com/results.cfm.

About Wolfspeed, Inc.

Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of Silicon Carbide and gallium nitride (GaN) technologies. We provide industry-leading solutions for efficient energy consumption and a sustainable future. Wolfspeed’s product families include Silicon Carbide and GaN materials, power devices and RF devices targeted for various applications such as electric vehicles, fast charging, 5G, renewable energy and storage, and aerospace and defense. We unleash the power of possibilities through hard work, collaboration and a passion for innovation. Learn more at www.wolfspeed.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Wolfspeed's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our plans to grow the business and our ability to achieve our targets for the second quarter of fiscal 2023 and periods beyond. Actual results could differ materially due to a number of factors, including but not limited to, ongoing uncertainty in global economic and geopolitical conditions, including the ongoing military conflict between Russia and Ukraine, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks related to international sales and purchases; risks associated with our factory optimization plan and construction of a new device fabrication facility, including design and construction delays and cost overruns, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; our ability to convert customer design-ins to sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the economic and political uncertainty caused by the tariffs imposed by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may negatively impact demand for our products; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant market value and interest rate volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to the ongoing COVID-19 pandemic, including the risk of new and different government restrictions and regulations that limit our ability to do business, the risk of infection in our workforce and subsequent impact on our ability to conduct business, the risk that our supply chain, including our contract manufacturers, or customer demand may be negatively impacted, the risk posed by vaccine resistance and the emergence of fast-spreading variants, the risk that the COVID-19 pandemic will contribute to a global recession and the potential for costs associated with our operations during the fiscal 2023 second quarter and future quarters to be greater than we anticipate as a result of all of these factors; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 26, 2022, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Wolfspeed® is a registered trademark of Wolfspeed, Inc.

WOLFSPEED, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended
(in millions of U.S. Dollars, except per share data)	September 25, 2022	September 26, 2021
Revenue, net	$241.3	$156.6
Cost of revenue, net	161.4	107.2
Gross profit	79.9	49.4
Gross margin percentage	33%	32%

Operating expenses:
Research and development	55.2	49.9
Sales, general and administrative	55.0	49.0
Amortization or impairment of acquisition-related intangibles	2.9	3.6
Loss (gain) on disposal or impairment of other assets	0.1	(0.2)
Other operating expense	42.4	12.8
Total operating expense	155.6	115.1
Operating loss	(75.7)	(65.7)
Operating loss percentage	(31)%	(42)%

Non-operating (income) expense, net	(49.7)	4.1
Loss before income taxes	(26.0)	(69.8)
Income tax expense	0.2	0.3
Net loss	(26.2)	(70.1)

Basic and diluted loss per share	($0.21)	($0.60)

Weighted average shares - basic and diluted (in thousands)	124,035	115,919

WOLFSPEED, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions of U.S. Dollars)	September 25, 2022	June 26, 2022
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$1,197.2	$1,198.8
Accounts receivable, net	158.6	150.2
Inventories	241.8	227.0
Income taxes receivable	0.6	1.3
Prepaid expenses	30.6	32.1
Other current assets	123.8	151.4
Current assets held for sale	1.6	1.6
Total current assets	1,754.2	1,762.4
Property and equipment, net	1,529.5	1,481.1
Goodwill	359.2	359.2
Intangible assets, net	122.7	125.4
Long-term receivables	2.9	104.7
Deferred tax assets	1.0	1.0
Other assets	89.0	83.7
Total assets	$3,858.5	$3,917.5

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$307.1	$307.7
Accrued contract liabilities	37.4	37.0
Income taxes payable	9.1	11.6
Finance lease liabilities	0.4	0.5
Other current liabilities	26.8	31.7
Total current liabilities	380.8	388.5

Long-term liabilities:
Convertible notes, net	1,300.8	1,021.6
Deferred tax liabilities	3.4	3.2
Finance lease liabilities - long-term	9.5	9.6
Other long-term liabilities	54.4	55.3
Total long-term liabilities	1,368.1	1,089.7

Shareholders’ equity:
Common stock	0.2	0.2
Additional paid-in-capital	3,902.2	4,228.4
Accumulated other comprehensive loss	(32.3)	(25.3)
Accumulated deficit	(1,760.5)	(1,764.0)
Total shareholders’ equity	2,109.6	2,439.3
Total liabilities and shareholders’ equity	$3,858.5	$3,917.5

WOLFSPEED, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended
(in millions of U.S. Dollars)	September 25, 2022	September 26, 2021
Operating activities:
Net loss	($26.2)	($70.1)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	38.0	34.6
Amortization of debt issuance costs and discount, net of non-cash capitalized interest	1.3	5.1
Stock-based compensation	22.0	14.6
Loss on disposal or impairment of long-lived assets, including loss on disposal portion of factory optimization and start-up costs	1.9	0.8
Amortization of premium/discount on investments	1.4	1.7
Realized gain on sale of investments	—	(0.2)
Deferred income taxes	0.2	0.2
Changes in operating assets and liabilities:
Accounts receivable, net	(8.2)	(10.5)
Inventories	(13.6)	(22.5)
Prepaid expenses and other assets	1.5	1.2
Accounts payable, trade	(5.8)	(5.2)
Accrued salaries and wages and other liabilities	(25.6)	(14.9)
Accrued contract liabilities	0.4	2.7
Cash used in operating activities	(12.7)	(62.5)
Investing activities:
Purchases of property and equipment	(111.1)	(259.3)
Purchases of patent and licensing rights	(1.5)	(1.0)
Proceeds from sale of property and equipment, including insurance proceeds	1.6	0.5
Purchases of short-term investments	(28.9)	(8.7)
Proceeds from maturities of short-term investments	68.8	77.2
Proceeds from sale of short-term investments	25.4	108.5
Reimbursement of property and equipment purchases from long-term incentive agreement	46.7	50.8
Proceeds from sale of business resulting from the receipt of transaction related note receivable	101.8	—
Cash provided by (used in) investing activities	102.8	(32.0)
Financing activities:
Proceeds from long-term debt borrowings	—	20.0
Payments on long-term debt borrowings, including finance lease obligations	(0.2)	(20.1)
Proceeds from issuance of common stock	0.5	0.7
Tax withholding on vested equity awards	(16.9)	(22.5)
Commitment fees on long-term incentive agreement	(1.0)	(1.0)
Cash used in financing activities	(17.6)	(22.9)
Effects of foreign exchange changes on cash and cash equivalents	(0.4)	(0.1)
Net change in cash and cash equivalents	72.1	(117.5)
Cash and cash equivalents, beginning of period	449.5	379.0
Cash and cash equivalents, end of period	$521.6	$261.5

Wolfspeed, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Wolfspeed uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating (loss) income, non-GAAP non-operating income (expense), net, non-GAAP net (loss) income from continuing operations, non-GAAP diluted (loss) earnings per share from continuing operations and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Wolfspeed's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Wolfspeed's results of operations in conjunction with the corresponding GAAP measures.
Wolfspeed believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Wolfspeed has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Wolfspeed's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Wolfspeed's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Wolfspeed excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its Employee Stock Purchase Program. Wolfspeed excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Wolfspeed does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Wolfspeed incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Wolfspeed excludes these items because they arise from Wolfspeed's prior acquisitions and have no direct correlation to the ongoing operating results of Wolfspeed's business.
Factory optimization restructuring. In May 2019, the Company started a significant, multi-year factory optimization plan to be anchored by a state-of-the-art, automated 200mm Silicon Carbide device fabrication facility. In September 2019, the Company announced the intent to build the new fabrication facility in Marcy, New York to complement the factory expansion underway at its U.S. campus headquarters in Durham, North Carolina. As part of the plan, the Company incurred restructuring costs associated with the movement of equipment as well as disposals on certain long-lived assets. Because these charges relate to assets which had been retired prior to the end of their estimated useful lives, Wolfspeed does not believe these costs are reflective of ongoing operating results. Similarly, Wolfspeed does not consider the realized net losses on sale of assets relating to the restructuring to be reflective of ongoing operating results. The factory optimization plan concluded in the fourth quarter of fiscal 2022.
Project, transformation and transaction costs. The Company has incurred professional services fees and other costs associated with completed and potential acquisitions and divestitures, as well as internal transformation programs focused on optimizing the Company's administrative processes. Wolfspeed excludes these items because Wolfspeed believes they are not reflective of the ongoing operating results of Wolfspeed's business.
Factory start-up and underutilization costs. The Company has incurred and will incur start-up costs relating to the Company's new device fabrication facility in Marcy, New York. Additionally, as part of the factory optimization plan, the Company incurred start-up costs relating to the Company's materials factory expansion in Durham, North Carolina. Wolfspeed does not believe these costs are reflective of ongoing operating results.

In the second quarter of fiscal 2023, Wolfspeed expects to start incurring factory underutilization costs associated with the ramping of production at the Marcy, New York facility. These costs represent significant fixed and indirect operating costs of the facility incurred after production begins but before the facility is able to produce at its full utilization. Wolfspeed does not believe these costs are reflective of ongoing operating results.
In fiscal 2023, the Company targets approximately $100 million of start-up and underutilization costs primarily related to ramping of production at the Marcy, New York facility.
Non-restructuring related executive severance. The Company has incurred costs in conjunction with the termination of key executive personnel. Wolfspeed excludes these items because Wolfspeed believes they have no direct correlation to the ongoing operating results of Wolfspeed's business.
Interest income on transaction-related note receivables. In connection with the completed sale of the LED Products business unit to SGH and its wholly owned acquisition subsidiary CreeLED, Inc. (CreeLED and collectively with SGH, SMART), the Company received two unsecured promissory notes issued to the Company by SGH in the amounts of $125 million (the Purchase Price Note) and $101.8 million (the Earnout Note, and collectively, the LED Notes). The Company received an early payment on the Purchase Price Note in the third quarter of fiscal 2022 and an early payment on the Earnout Note in the first quarter of fiscal 2023. Unpaid interest on the Earnout Note was waived in exchange for the early payment. Interest income on the LED Notes is excluded because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Gain on arbitration proceedings. In the first quarter of fiscal 2023, Wolfspeed received an arbitration award in relation to a former customer failing to fulfill contractual obligations to purchase a certain amount of product over a period of time. Wolfspeed excludes this item because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Accretion on convertible notes, net of capitalized interest. The issuance of the Company's convertible senior notes in April 2020 and February 2022 results in interest accretion on the convertible notes' issue costs and discount. Wolfspeed considers these items as either limited in term or having no impact on the Company's cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to the Company's past operating performance.
(Gain) loss on Wafer Supply Agreement. In connection with the completed sale of the LED Products business unit to SMART, the Company entered into a Wafer Supply and Fabrication Services Agreement (the Wafer Supply Agreement), pursuant to which the Company supplies CreeLED with certain Silicon Carbide materials and fabrication services for up to four years. Wolfspeed excludes the financial impact of this agreement because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Income tax adjustment. This amount reconciles GAAP tax (benefit) expense to a calculated non-GAAP tax (benefit) expense utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP items were excluded. This reconciling item adjusts non-GAAP net (loss) income from continuing operations to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP (loss) income before income taxes.
Wolfspeed may incur some of these same expenses, including income taxes associated with these expenses, in future periods.
In addition to the non-GAAP measures discussed above, Wolfspeed also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows from continuing operations less net purchases of property and equipment and patent and licensing rights. Wolfspeed considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Wolfspeed's business, make strategic acquisitions and strengthen the balance sheet. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

WOLFSPEED, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in millions of U.S. Dollars, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three months ended
	September 25, 2022	September 26, 2021
GAAP gross profit	$79.9	$49.4
GAAP gross margin percentage	33%	32%
Adjustments:
Stock-based compensation expense	6.1	3.1
Non-GAAP gross profit	$86.0	$52.5
Non-GAAP gross margin percentage	36%	34%

Non-GAAP Operating Loss

	Three months ended
	September 25, 2022	September 26, 2021
GAAP operating loss	($75.7)	($65.7)
GAAP operating loss percentage	(31)%	(42)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	6.1	3.1
Research and development	3.5	2.4
Sales, general and administrative	12.4	9.1
Total stock-based compensation expense	22.0	14.6
Amortization or impairment of acquisition-related intangibles	2.9	3.6
Factory optimization restructuring	—	2.6
Project, transformation and transaction costs	3.0	2.9
Factory start-up costs	38.4	8.6
Non-restructuring related executive severance	1.0	—
Total adjustments to GAAP operating loss	67.3	32.3
Non-GAAP operating loss	($8.4)	($33.4)
Non-GAAP operating loss percentage	(3)%	(21)%

Non-GAAP Non-Operating Income, net

	Three months ended
	September 25, 2022	September 26, 2021
GAAP non-operating income (expense), net	$49.7	($4.1)
Adjustments:
Interest income on transaction-related note receivables	—	(1.1)
Gain on arbitration proceedings	(49.4)	—
Accretion on convertible notes, net of capitalized interest	1.3	5.1
(Gain) loss on Wafer Supply Agreement	(0.1)	0.8
Non-GAAP non-operating income, net	$1.5	$0.7

Non-GAAP Net Loss

	Three months ended
	September 25, 2022	September 26, 2021
GAAP net loss	($26.2)	($70.1)
Adjustments:
Stock-based compensation expense	22.0	14.6
Amortization or impairment of acquisition-related intangibles	2.9	3.6
Factory optimization restructuring	—	2.6
Project, transformation and transaction costs	3.0	2.9
Factory start-up costs	38.4	8.6
Non-restructuring related executive severance	1.0	—
Interest income on transaction-related note receivables	—	(1.1)
Gain on arbitration proceedings	(49.4)	—
Accretion on convertible notes, net of capitalized interest	1.3	5.1
(Gain) loss on Wafer Supply Agreement	(0.1)	0.8
Total adjustments to GAAP net loss from continuing operations before provision for income taxes	19.1	37.1
Income tax adjustment - benefit (expense)	2.2	9.2
Non-GAAP net loss	($4.9)	($23.8)

Non-GAAP diluted loss per share	($0.04)	($0.21)
Non-GAAP weighted average shares (in thousands)	124,035	115,919

Free Cash Flow

	Three months ended
	September 25, 2022	September 26, 2021
Net cash used in operating activities	($12.7)	($62.5)
Less: PP&E spending, net of reimbursements from long-term incentive agreement	(64.4)	(208.5)
Less: Patents spending	(1.5)	(1.0)
Total free cash flow	($78.6)	($272.0)

WOLFSPEED, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation

Three Months Ended
(in millions of U.S. Dollars)	December 25, 2022
GAAP net loss outlook range	($93) to ($83)
Adjustments:
Stock-based compensation expense	20
Amortization or impairment of acquisition-related intangibles	3
Factory start-up and underutilization costs	34
Amortization of debt issuance costs, net of capitalized interest	1
Project, transformation and transaction costs	4
Loss on Wafer Supply Agreement	6
Total adjustments to GAAP net loss before provision for income taxes	68
Income tax adjustment	5
Non-GAAP net loss outlook range	($20) to ($10)

Contact:
Tyler Gronbach
Wolfspeed, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@wolfspeed.com

Source: Wolfspeed, Inc.